Exhibit 4.5

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

NutraLife BioSciences, Inc.

Warrant Shares: 1,000,000 **Issue Date: ____________, 2020**

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, KENNETH KLIMAS (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date as set forth above (the "Issue Date") and on or prior to 5:00 p.m. (New York City time) on the third anniversary of the Issue Date (the "Termination Date") but not thereafter, to subscribe for and purchase from NutraLife BioSciences, Inc., a Florida corporation (the "Company"), up to the number shares set forth above (as subject to adjustment hereunder, the "Warrant Shares") of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b), subject to adjustment as set forth herein.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Agreement"), dated DECEMBER 24, 2020, among the Company and the Holder. This Warrant is subject to the terms and conditions of the Agreement and, in the event of a conflict between the Agreement and this Warrant, the terms and conditions of this Warrant shall control. In addition, for purposes herein:

(a) The Company and the Holder may be referred to herein individually as a "Party" and collectively as the "Parties".

(b) "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c) "Business Day" means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Florida generally are authorized or required by Law or other governmental actions to close.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date.

NutraLife BioSciences, Inc.

By: Edgar Ward
Name: Edgar Ward
Title: Chief Executive Officer

Agreed and accepted:

12-24-2020

By: Kenneth R Klimas
Name: KENNETH R KLIMAS

526828.v1

NOTICE OF EXERCISE

TO: NutraLife BioSciences, Inc.

(1) The undersigned hereby elects to purchase 1,000,000 Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☑ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c) of the attached Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in such in Section 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

Name of Holder: KENNETH R KLIMAS

By: Kenneth R Klimas

Name:

Title:

Date: DECEMBER 24 2020